Exhibit 99.1

ECC CAPITAL CORPORATION COMPLETES $1.6 BILLION

ASSET-BACKED SECURITIZATION

IRVINE, CA, March 22, 2005 – ECC Capital Corporation (NYSE: ECR), a mortgage finance company that originates and invests in residential mortgage loans, announced today the successful completion of a securitization and related offering by Encore Credit Receivables Trust 2005-1. The offering includes approximately $1.6 billion of notes backed by a pool of fixed and adjustable rate, subprime mortgage loans secured by first liens on one-to-four family residential properties transferred to the trust in the securitization. The securitization co-lead managers were Countrywide Securities Corporation and Wachovia Securities. The notes are offered pursuant to a Prospectus dated October 25, 2004 and Prospectus Supplement dated March 15, 2005.

The notes, which will be characterized as debt for both tax and financial reporting purposes by ECC Capital, will represent obligations of Encore Credit Receivables Trust 2005-1, a Delaware statutory trust. ECC Capital will use the proceeds form the securitization to provide long-term financing of the mortgage loans and for general corporate purposes.

Class	Class Principal Amount	Summary Interest Rate Formula (subject to increase following the first possible optional termination date)	Ratings S&P /Moody’s
1-A-1	$501,581,000	1 month LIBOR plus 0.20%	AAA/Aaa
1-A-2	$125,395,000	1 month LIBOR plus 0.25%	AAA/Aaa
2-A-1	$381,522,000	1 month LIBOR plus 0.09%	AAA/Aaa
2-A-2	$292,638,000	1 month LIBOR plus 0.20%	AAA/Aaa
2-A-3	$25,264,000	1 month LIBOR plus 0.32%	AAA/Aaa
M-1	$60,000,000	1 month LIBOR plus 0.44%	AA+/Aa1
M-2	$52,800,000	1 month LIBOR plus 0.46%	AA/Aa2
M-3	$33,600,000	1 month LIBOR plus 0.49%	AA-/Aa3
M-4	$28,000,000	1 month LIBOR plus 0.68%	A+/A1
M-5	$28,000,000	1 month LIBOR plus 0.70%	A/A2
M-6	$22,400,000	1 month LIBOR plus 0.75%	A-/A3
M-7	$19,200,000	1 month LIBOR plus 1.30%	BBB+/Baa1
M-8	$13,600,000	1 month LIBOR plus 1.40%	BBB/Baa2
B	$16,000,000	1 month LIBOR plus 2.00%	BBB-/Baa3
TOTAL	$1,600,000,000

Copies of the Prospectus and Prospectus Supplement relating to the securitization may be obtained from ECC Capital.

About ECC Capital Corporation

ECC Capital, based in Irvine, California, was formed in April 2004 to build and manage a portfolio of subprime residential mortgage loans. ECC Capital wholly owns Encore Credit Corp., a nationwide mortgage banking company that originates and purchases subprime residential mortgage loans, primarily on a wholesale basis.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and ECC Capital intends that such forward-looking statements be subject to the safe-harbor created thereby. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, which could affect ECC Capital’s future plans. ECC Capital cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, (i) the condition of the U.S. economy and financial system, (ii) the interest rate environment, (iii) the stability of residential property values, (iv) the potential effect of new state or federal laws or regulations, (v) the effect of increasing competition in ECC Capital’s sector, (vi) ECC Capital’s ability to successfully implement its growth strategy, (vii) continued availability of credit facilities and access to the securitization markets or other funding sources, and (viii) ECC Capital’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules. You should also be aware that all information in this news release is as of March 22, 2005. ECC Capital undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in ECC Capital’s expectations.

###